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Exhibit  4.1:

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                 IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS
                                      -OF-
                                 CYBERCARE, INC.

     The undersigned, being all of the directors of CyberCare, Inc. (the "Corporation"), a Florida Corporation, hereby consent to the adoption of the following resolutions by written consent, without a meeting of the Board of Directors of the Corporation:

     WHEREAS, the Corporation acknowledges that Mintz & Fraade, P.C. ("M&F") has rendered professional and paraprofessional services to the Corporation;

     WHEREAS, in order to induce M&F to continue to render legal services to the Corporation, the Corporation, M&F, Frederick M. Mintz and Alan P. Fraade have entered into the Agreement, dated March 12, 2003, a copy of which is annexed hereto as Exhibit "A", to provide for payment to M&F for future services to be rendered.


     NOW  THEREFORE,  it  is

     RESOLVED, that the Board of Directors hereby ratifies the Agreement dated March 12, 2003, a copy of which is annexed hereto as Exhibit "A", which provides for the issuing of 1,000,000 shares of the Company's common stock (the "Common Stock") to each of Frederick M. Mintz and Alan P. Fraade (the "Attorneys"), for an aggregate amount to be issued of 2,000,000 shares of Common Stock to the Attorneys for professional and paraprofessional services which M&F will render in the future to the Corporation.

     RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized and empowered, in the name and on behalf of the Corporation, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of all the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the 12th day of March 2003.


  /s/  Joseph  R.  Forte                       /s/  Alan  Adelson
------------------------------               --------------------------
       Joseph  R.  Forte                            Alan  Adelson


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